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June 21, 2021

Essential Utilities, Inc. 762 West Lancaster Avenue Bryn Mawr, PA 19010
Re:	Essential Utilities, Inc. - Registration Statement on Form S-3, filed on June 21, 2021

Ladies and Gentlemen:

We have acted as counsel to Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling shareholder named therein (the “Selling Shareholder”) from time to time of 21,661,095 shares (the “Shares”) of common stock, par value $0.50 per share (the “Common Stock”).

The Shares may be sold by the Selling Shareholder from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Articles of Incorporation of the Company together with all amendments thereto; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) such corporate records, agreements, documents and other instruments; and (vi) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Essential Utilities, Inc.

June 21, 2021

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, and (iii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares issued to the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable.

The opinion expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP